UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 13, 2018

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code    (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2018, Farmers & Merchants State Bank (the “Bank”), the wholly-owned subsidiary of Farmers & Merchants Bancorp, Inc. (“F&M”), entered into an employment agreement (the “Employment Agreement”) with Lars B. Eller, under which Mr. Eller will become the President and Chief Executive Officer of the Bank. F&M has guaranteed the Bank’s performance under the terms of the Employment Agreement. Mr. Eller, who is 52 years old, will start his position with the Bank effective September 18, 2018. Mr. Eller has held positions with TD Bank Financial Group, National City Bank and Royal Bank America as specified in the press release attached hereto as Exhibit 99.1.

Pursuant to the terms of the Employment Agreement, Mr. Eller will assume the additional positions of President and CEO of F&M effective upon the retirement of Paul S. Siebenmorgen, the current President and CEO of F&M, which is anticipated to occur in early 2019. In addition, Mr. Eller will join the Boards of Directors for both F&M and the Bank effective on September 21, 2018. Mr. Eller has no familial relationship with any other director or executive officer of F&M or the Bank and has not engaged in any transactions with such persons, F&M or the Bank, other than execution of the Employment Agreement.

The Employment Agreement is for a three-year term ending on August 31, 2021. Pursuant to the Employment Agreement, Mr. Eller will receive a base pay of $350,000, subject to upward adjustment, and will be entitled to participate in the Bank’s employee benefit plans and programs generally available to similarly situated employees. Mr. Eller will participate in the Bank’s Annual Cash Incentive Plan, 401(k) Plan and, beginning in 2019, he will receive grants of restricted stock with a target range of 4,000 restricted shares in 2019. Mr. Eller will be granted 1,200 restricted common shares of F&M with a one-year vesting schedule, effective September 18, 2018. Mr. Eller will be reimbursed for appropriate business expenses and also will be reimbursed for his reasonable relocation costs in connection with his move to Archbold, Ohio. The Employment Agreement also provides for four weeks of vacation, a monthly car allowance and life insurance.

The Employment Agreement provides for termination upon the expiration of the term noted above, death, by the Bank for “cause” (as defined in the Employment Agreement), disability, by the Bank without cause, voluntary termination by Mr. Eller, or in connection with a “change in control” (as defined in the Employment Agreement). Upon termination by the Bank without cause, the Bank would be obligated to pay Mr. Eller one year of compensation, unless the termination were to occur prior to the first anniversary of his hiring (September 18, 2019), in which case he would be entitled to two years of compensation. Such compensation would include his then base pay, any incentives earned to the date of termination, and continued coverage under the Bank’s health and dental plans or payment of an amount equal to such benefits.

In the event of a change in control of the Bank, Mr. Eller would be entitled to receive an amount equal to two times the sum of his then annual base pay and any incentive compensation earned through the date of the change in control. In addition, he would be entitled to continuing coverage under the Bank’s health, disability, dental and life insurance at the same levels provided him prior to the change in control, for a period of 12 months after the change in control. The payments to be made to Mr. Eller are subject to reduction if required to avoid an excise tax under Internal Revenue Code Sections 280G or 4999 or if required by bank regulatory agencies and applicable regulations.

The Employment Agreement provides that Mr. Eller is subject to covenants not to compete and not to solicit during the term of the Employment Agreement and for one year after termination of his employment with the Bank. During the term of the Employment Agreement, the restrictions apply without geographic limit. After termination of Mr. Eller’s employment with the Bank, the covenants not to compete and not to solicit would apply to counties where the Bank has offices and contiguous counties.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1.

Item 8.01.    Other Events.

On September 13, 2018, F&M issued a press release announcing that Lars B. Eller is joining the Bank as its President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between Farmers & Merchants State Bank and Lars B. Eller dated September 13, 2018.

99.1	Company Press Release dated September 13, 2018.

FORWARD-LOOKING STATEMENTS

Farmers & Merchants Bancorp, Inc. (the Company) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by the Company, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: September 13, 2018	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer

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